NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Fourth Quarter and Full Year 2017 Results

Full Year Results

•	Revenue increased 10% to $3.2 billion driven by broad-based organic growth of 7% and 3% from acquisitions

•	GAAP EPS of $2.11 compared to $1.96 in the prior year

•	Adjusted EPS increased 7% to $2.21, representing the 8th consecutive year of adjusted EPS growth

•	Repurchased 2.0 million shares, increased dividend 30% and acquired three specialty color businesses

Fourth Quarter Results and Recent Acquisition

•	Revenue increased 15% to $801 million as a result of increased momentum from commercial resource investments and a 3% contribution from acquisitions

•	GAAP EPS of $0.43 compared to $0.42 in the prior year fourth quarter; adjusted EPS increased to $0.41 from $0.39

•	Recently announced acquisition of IQAP Masterbatch, expanding specialty colorant and additives portfolio in targeted end markets

CLEVELAND - January 26, 2018 - PolyOne Corporation (NYSE: POL) today reported its fourth quarter and full year results for 2017. GAAP earnings per share in the fourth quarter of 2017 of $0.43 compared to $0.42 in the fourth quarter of 2016. Adjusted earnings per share of $0.41 increased from $0.39 in the prior year fourth quarter. Special items for the fourth quarter of 2017, which primarily included tax adjustments associated with the Tax Cuts and Jobs Act, resulted in a net after-tax gain of $2.2 million, or $0.02 per share (see Attachment 1). Special items in the prior year quarter, the largest of which were a mark-to-market pension adjustment and restructuring charges, resulted in a net after-tax gain of $2.5 million, or $0.03 per share.

Full year GAAP earnings per share of $2.11 in 2017 compared to $1.96 in 2016. Adjusted earnings per share in 2017 increased to $2.21, a 7% increase from $2.06 in 2016.

“I am pleased to report record adjusted EPS for the 8th consecutive year,” said Robert M. Patterson, chairman, president and chief executive officer, PolyOne Corporation. “Over the last three years, we have increased our sales, marketing and R&D resources by nearly 20%. These investments have improved collaboration and service levels for our existing and new customers, leading to accelerated and sustained growth at PolyOne.”

Mr. Patterson continued, “In 2017, we delivered the highest level of organic sales expansion since coming out of the recession in 2010, allowing us to overcome substantial raw material inflation and supply chain disruptions resulting from Hurricane Harvey.”

“Color, Additives and Inks had an outstanding quarter to end the year, driven by a 5% increase in organic sales and a 24% increase in operating income," stated Mr. Patterson. "Color has tremendous momentum heading into 2018 bolstered by the four bolt-on acquisitions we have completed over the last twelve months, adding to our specialty colorant technology portfolio and geographic presence.”

Most recently, the company acquired IQAP Masterbatch (IQAP), a privately owned and innovative provider of specialty colorants and additives based in Spain with customers throughout Europe. PolyOne expects IQAP will add approximately $45 million in revenue and be accretive to earnings in 2018.

Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation, said, “Our strong free cash flow for the year enabled us to fund the acquisitions of SilCoTec, Rutland, Mesa, and IQAP while also returning cash to shareholders. In 2017, we repurchased 2.0 million shares of common stock and announced a significant dividend expansion of 30% this year and a plan for more than 60% cumulatively over the next three years."

Mr. Richardson continued, "With liquidity of nearly $600 million, we have significant financial capacity to continue to pursue strategic acquisitions, invest in innovation and return cash to shareholders via share repurchases and dividends.”

Mr. Patterson concluded, "2017 was an important year for our company, as we transformed and repositioned our portfolio for sustainable growth, and delivered record adjusted EPS. I am excited to kick-off 2018 with another highly innovative color and additives acquisition. IQAP is a great addition to the PolyOne family and fits our strategy of acquiring specialty businesses where we can accelerate growth with additional commercial investment."

The company is hosting a conference call at 9:00 a.m. Eastern Time. Management will discuss fourth quarter and full year results, outlook for 2018, as well as the impact of U.S. tax reform legislation.

Conference Call

The company will conduct a conference call at 9:00 a.m. Eastern Time on Friday, January 26, 2018. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 8783669. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on January 26, 2018. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 8783669.

About PolyOne

PolyOne Corporation (NYSE: POL) is a $3.2 billion premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is an ACC Responsible Care® certified company committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, such as IQAP Masterbatch, Mesa, Rutland, Comptek, SilCoTec, Gordon Composites and Polystrand, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; our ability to continue to pay cash dividends, including at the increasing rate, which will be subject to, among other factors, market conditions, our cash flow and cash requirements and restrictions contained in any of our debt agreements; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Sales	$800.6	$694.8	$3,229.9	$2,938.6
Operating income	45.8	62.1	277.5	286.3
Net income from continuing operations attributable to PolyOne shareholders	35.4	35.2	173.5	166.4
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.44	$0.43	$2.13	$1.98
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.43	$0.42	$2.11	$1.96

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$35.4	$0.43	$35.2	$0.42
Special items, after tax (Attachment 3)	(2.2)	(0.02)	(2.5)	(0.03)
Adjusted net income / EPS - excluding special items	$33.2	$0.41	$32.7	$0.39

	Year Ended December 31, 2017		Year Ended December 31, 2016
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$173.5	$2.11	$166.4	$1.96
Special items, after tax (Attachment 3)	8.1	0.10	7.9	0.10
Adjusted net income / EPS - excluding special items	$181.6	$2.21	$174.3	$2.06

Attachment 2

PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Sales	$800.6	$694.8	$3,229.9	$2,938.6
Cost of sales	631.4	542.3	2,510.9	2,261.5
Gross margin	169.2	152.5	719.0	677.1
Selling and administrative expense	123.4	90.4	441.5	390.8
Operating income	45.8	62.1	277.5	286.3
Interest expense, net	(15.5)	(15.4)	(60.8)	(59.7)
Debt extinguishment costs	—	—	(0.3)	(0.4)
Other (expense) income, net	(0.9)	0.4	(4.1)	0.4
Income from continuing operations before income taxes	29.4	47.1	212.3	226.6
Income tax benefit (expense)	6.1	(12.0)	(38.7)	(60.4)
Net income from continuing operations	35.5	35.1	173.6	166.2
Income (loss) from discontinued operations, net of taxes	2.6	(1.4)	(231.2)	(1.2)
Net income (loss)	$38.1	$33.7	$(57.6)	$165.0
Net (income) loss attributable to noncontrolling interests	(0.1)	0.1	(0.1)	0.2
Net income (loss) attributable to PolyOne common shareholders	$38.0	$33.8	$(57.7)	$165.2

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.44	$0.43	$2.13	$1.98
Discontinued operations	0.03	(0.02)	(2.84)	(0.01)
Total	$0.47	$0.41	$(0.71)	$1.97
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.43	$0.42	$2.11	$1.96
Discontinued operations	0.03	(0.02)	(2.81)	(0.01)
Total	$0.46	$0.40	$(0.70)	$1.95

Cash dividends declared per share of common stock	$0.175	$0.135	$0.580	$0.495

Weighted-average shares used to compute earnings per common share:
Basic	80.9	83.1	81.5	83.9
Diluted	81.8	83.7	82.1	84.6

Attachment 3

PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of sales:
Restructuring costs	$(0.2)	$(0.2)	$3.1	$(1.1)
Environmental remediation costs	(2.7)	(2.2)	(14.8)	(8.4)
Reimbursement of previously incurred environmental costs	2.8	0.8	9.1	6.1
Pension & other post-retirement benefits - mark-to-market adjustment	(0.1)	0.3	(0.1)	0.3
Acquisition related costs	(0.3)	(0.3)	(3.0)	(6.8)
Impact on cost of sales	(0.5)	(1.6)	(5.7)	(9.9)

Selling and administrative expense:
Restructuring, legal and other	(9.2)	(3.0)	(20.7)	(19.8)
Pension & other post-retirement benefits - mark-to-market adjustment	(3.2)	8.1	(3.2)	8.1
Acquisition related costs	(0.5)	(0.6)	(2.9)	(2.0)
Impact on selling and administrative expense	(12.9)	4.5	(26.8)	(13.7)

Impact on operating income	(13.4)	2.9	(32.5)	(23.6)

Debt extinguishment costs	—	—	(0.3)	(0.4)
Other income (expense), net	0.1	0.1	(0.1)	0.2
Impact on income from continuing operations before income taxes	(13.3)	3.0	(32.9)	(23.8)
Income tax benefit (expense) on above special items	4.8	(1.8)	11.6	8.3
Tax adjustments(2)	10.7	1.3	13.2	7.6
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$2.2	$2.5	$(8.1)	$(7.9)

Diluted earnings per common share impact	$0.02	$0.03	$(0.10)	$(0.10)

Weighted average shares used to compute adjusted earnings per share:
Diluted	81.8	83.7	82.1	84.6

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4

PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	Year Ended December 31, 2017	Year Ended December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$243.6	$225.5
Accounts receivable, net	392.4	325.6
Inventories, net	327.8	266.4
Current assets held-for-sale	—	86.5
Other current assets	102.8	45.5
Total current assets	1,066.6	949.5
Property, net	461.6	426.3
Goodwill	610.5	532.7
Intangible assets, net	400.0	342.7
Non-current assets held for sale	—	347.4
Other non-current assets	166.6	137.2
Total assets	$2,705.3	$2,735.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term and current portion of long-term debt	$32.6	$18.5
Accounts payable	388.9	320.9
Current liabilities held-for-sale	—	45.3
Accrued expenses and other current liabilities	149.1	125.2
Total current liabilities	570.6	509.9
Non-current liabilities:
Long-term debt	1,276.4	1,239.4
Pension and other post-retirement benefits	62.3	63.1
Non-current liabilities held-for-sale	—	50.2
Other non-current liabilities	196.6	147.7
Total non-current liabilities	1,535.3	1,500.4
Shareholders’ equity
PolyOne shareholders' equity	598.5	724.7
Noncontrolling interests	0.9	0.8
Total equity	599.4	725.5
Total liabilities and shareholder's equity	$2,705.3	$2,735.8

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2017	2016
Operating Activities
Net (loss) income	$(57.6)	$165.0
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of business, net of tax	227.7	—
Depreciation and amortization	97.4	100.5
Accelerated depreciation and fixed asset charges associated with restructuring activities	0.9	5.4
Gain on sale of closed facilities	(3.6)	—
Debt extinguishment costs	0.3	0.4
Share-based compensation expense	10.2	8.4
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(44.7)	(17.6)
(Increase) decrease in inventories	(41.1)	0.8
Increase in accounts payable	52.2	12.4
Decrease in pension and other post-retirement benefits	(9.6)	(43.2)
Decrease in accrued expenses and other assets and liabilities - net	(29.7)	(4.5)
Net cash provided by operating activities	202.4	227.6
Investing activities
Capital expenditures	(79.6)	(84.2)
Business acquisitions, net of cash acquired	(163.8)	(164.2)
Proceeds from sale of business and other assets	124.0	13.0
Net cash used by investing activities	(119.4)	(235.4)
Financing activities
Proceeds from long-term debt	—	100.0
Borrowing under credit facilities	1,472.9	1,031.9
Repayment under credit facilities	(1,417.0)	(1,032.7)
Purchase of common shares for treasury	(70.7)	(86.2)
Cash dividends paid	(44.1)	(40.2)
Repayment of long-term debt	(6.5)	(6.0)
Payments of withholding tax on share awards	(4.7)	(5.1)
Debt financing costs	(2.6)	(2.0)
Net cash used by financing activities	(72.7)	(40.3)
Effect of exchange rate changes on cash	6.6	(5.0)
Increase (decrease) in cash and cash equivalents	16.9	(53.1)
Cash and cash equivalents at beginning of year	226.7	279.8
Cash and cash equivalents at end of year	$243.6	$226.7

Attachment 6

PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Sales:
Color, Additives and Inks	$222.6	$184.7	$893.2	$797.7
Specialty Engineered Materials	150.2	135.3	624.3	565.8
Performance Products and Solutions	177.0	158.2	720.6	668.5
PolyOne Distribution	286.6	254.8	1,154.6	1,071.0
Corporate and eliminations	(35.8)	(38.2)	(162.8)	(164.4)
Sales	$800.6	$694.8	$3,229.9	$2,938.6

Gross margin:
Color, Additives and Inks	$75.4	$62.8	$312.2	$286.1
Specialty Engineered Materials	40.8	38.6	169.5	167.5
Performance Products and Solutions	26.5	26.6	123.0	121.2
PolyOne Distribution	29.2	27.3	126.0	117.1
Corporate and eliminations	(2.7)	(2.8)	(11.7)	(14.8)
Gross margin	$169.2	$152.5	$719.0	$677.1

Selling and administrative expense:
Color, Additives and Inks	$46.9	$39.8	$173.6	$158.6
Specialty Engineered Materials	24.8	22.8	91.3	86.4
Performance Products and Solutions	11.6	11.2	45.9	46.8
PolyOne Distribution	14.1	12.6	53.4	48.9
Corporate and eliminations	26.0	4.0	77.3	50.1
Selling and administrative expense	$123.4	$90.4	$441.5	$390.8

Operating income:
Color, Additives and Inks	$28.5	$23.0	$138.6	$127.5
Specialty Engineered Materials	16.0	15.8	78.2	81.1
Performance Products and Solutions	14.9	15.4	77.1	74.4
PolyOne Distribution	15.1	14.7	72.6	68.2
Corporate and eliminations	(28.7)	(6.8)	(89.0)	(64.9)
Operating income	$45.8	$62.1	$277.5	$286.3

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2017	2016	2017	2016

Sales	$800.6	$694.8	$3,229.9	$2,938.6

Gross margin - GAAP	169.2	152.5	719.0	677.1
Special items in gross margin (Attachment 3)	0.5	1.6	5.7	9.9
Adjusted Gross margin	$169.7	$154.1	$724.7	$687.0

Adjusted Gross margin as a percent of sales	21.2%	22.2%	22.4%	23.4%

Operating income - GAAP	45.8	62.1	277.5	286.3
Special items in operating income (Attachment 3)	13.4	(2.9)	32.5	23.6
Adjusted Operating income	$59.2	$59.2	$310.0	$309.9

Adjusted Operating income as a percent of sales	7.4%	8.5%	9.6%	10.5%

The tables below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$29.4	$13.3	$42.7	$47.1	$(3.0)	$44.1

Income tax benefit (expense) - GAAP	6.1	—	6.1	(12.0)	—	(12.0)
Income tax impact of special items (Attachment 3)	—	(4.8)	(4.8)	—	1.8	1.8
Tax adjustments (Attachment 3)	—	(10.7)	(10.7)	—	(1.3)	(1.3)
Income tax benefit (expense)	$6.1	$(15.5)	$(9.4)	$(12.0)	$0.5	$(11.5)

Effective Tax Rate	nm		22.0%	25.5%		26.1%
nm - not meaningful

	Year Ended December 31, 2017			Year Ended December 31, 2016
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$212.3	$32.9	$245.2	$226.6	$23.8	$250.4

Income tax expense - GAAP	(38.7)	—	(38.7)	(60.4)	—	(60.4)
Income tax impact of special items (Attachment 3)	—	(11.6)	(11.6)	—	(8.3)	(8.3)
Tax adjustments (Attachment 3)	—	(13.2)	(13.2)	—	(7.6)	(7.6)
Income tax expense	$(38.7)	$(24.8)	$(63.5)	$(60.4)	$(15.9)	$(76.3)

Effective Tax Rate	18.2%		25.9%	26.7%		30.5%

Liquidity is calculated as follows:

(In millions)	As of December 31, 2017
Cash and cash equivalents	$243.6
Revolving credit availability	330.3
Liquidity	$573.9